UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 22, 2022

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 001-37564

Nevada	8211	46-4116523
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

BOXLIGHT CORPORATION

2750 Premier Parkway, Suite 900

Duluth, Georgia 30097

(Address Of Principal Executive Offices) (Zip Code)

678-367-0809

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 per share	BOXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into Material Definitive Agreements.

On July 22, 2022, Boxlight Corporation, a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited institutional investor (the “Investor”) pursuant to which the Company agreed to issue and sell, in a registered direct offering directly to the Investor, 7,000,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), pre-funded warrants (the “Pre-Funded Warrants”) to purchase 352,940 shares of Common Stock at an exercise price of $0.0001 per share, which Pre-Funded Warrants are to be issued in lieu of shares of Common Stock to ensure that the Investor does not exceed certain beneficial ownership limitations, and warrants to purchase an aggregate of 7,352,940 shares of Common Stock at an exercise price of $0.68 per share (the “Warrants”, and collectively with the Pre-Funded Warrants and the Shares, the “Securities”). The Securities were sold at a price of $0.68 per share for total gross proceeds to the Company of $4,999,963.91 (the “Offering”), before deducting estimated offering expenses, and excluding the exercise of any Warrants or Pre-Funded Warrants. The Pre-Funded Warrants are exercisable immediately and the Warrants will be exercisable six months after the date of issuance and will expire five and a half years from the date of issuance. As such, the net proceeds to the Company from the Offering are expected to be approximately $4,534,966 , after deducting placement agent’s fees and estimated expenses payable by the Company, and excluding the exercise of any Warrants or Pre-Funded Warrants. The net proceeds received by the Company will be used for working capital purposes.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Investors and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) during the 60-day period following the closing of the Offering.

The Offering closed on July 26, 2022.

On July 22, 2022, the Company entered into a placement agent agreement (the “Placement Agent Agreement”) with Maxim Group LLC (“Maxim” or the “Placement Agent”) pursuant to which the Company engaged Maxim as the exclusive lead placement agent in connection with the Offering. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Securities. The Company agreed to pay the Placement Agent a placement agent fee in cash equal to 6.0% of the gross proceeds from the sale of the Securities.  In addition, the Company agreed to reimburse Maxim for all reasonable and documented travel and other out-of-pocket expenses, including the reasonable fees of legal counsel not to exceed $50,000. The Placement Agent Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The Securities were offered by the Company pursuant to the Company’s effective shelf registration statement on Form S-3 (SEC File No. 333-239939), which was declared effective on July 28, 2020 (the “Registration Statement”) and the prospectus supplement, filed July 26, 2022. The legal opinion and consent of Michelman & Robinson LLP addressing the validity of the Securities sold in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The foregoing description of the terms of the Purchase Agreement, the Pre-Funded Warrants, the Warrants, and the Placement Agency Agreement do not purport to be compete and are qualified in their entirety by reference to such documents, which are filed herewith as Exhibit 10.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated into this Item 1.01 by reference.

This Current Report contains forward-looking statements that involve risks and uncertainties, such as statements related to the amount of net proceeds expected from the Offering. The risks and uncertainties involved include various risks detailed in the Prospectus and the Company’s SEC filings.

Item 8.01	Other Events.

On July 22, 2022, the Company issued a press release announcing the pricing of the Offering. A copy of this press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Warrant
5.1	Legal Opinion of Michelman & Robinson LLP
10.1	Form of Securities Purchase Agreement
10.2	Placement Agency Agreement, dated July 22, 2022, between Boxlight Corporation and Maxim Group LLC
99.1	Press Release dated July 22, 2020
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2022

BOXLIGHT CORPORATION

By:	/s/ Gregory Wiggins
Name:	Gregory Wiggins
Title:	Chief Financial Officer